                                                                     EXHIBIT 5.2

                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600



                                  July 12, 2000

Futurus Financial Services, Inc.
1580 Warsaw Road
Roswell, Georgia 30076

         RE: REGISTRATION OF UP TO 1,308,000 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE 208,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

         We have acted as counsel to Futurus Financial Services, Inc. (the "Company"), a Georgia corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form SB-2, as amended (the "Registration Statement"), of up to 1,308,000 shares (the "Shares") of common stock, no par value (the "Common Stock"), of the Company and warrants (the "Warrants") to purchase up to 208,000 shares of Common Stock.

         In this capacity, we have examined (1) the Registration Statement in the form filed by the Company with the Securities and Exchange Commission (the "Commission") on February 11, 2000, as amended by Pre-Effective Amendment No. 3 thereto, which is to be filed with the Commission on the date hereof, (2) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and the Warrants, and
(3) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

         Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares and Warrants are duly authorized, and when the Shares are issued and delivered to investors, and when the Warrants are issued and delivered to the organizers, the Shares and Warrants will be legally and validly issued, fully paid and non-assessable.

Futurus Financial Services, Inc.
April 6, 2000
Page 2


         We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                      Very truly yours,


                                      /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP